EXHIBIT 10.15

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”), dated as of March 14, 2008, is by and between Vidshadow Partners, Inc. ("PURCHASER"), and Vidshadow, Inc., a Delaware corporation (“SELLER” or the “Company”) (collectively, the “PARTIES”).

W I T N E S S E T H

WHEREAS, Seller desires to sell and Purchaser desires to Purchase up to an aggregate of 9,167,200 shares of the Seller’s Common Stock (the “Shares”) during the period from March 14, 2008 through December 31, 2008.

WHEREAS, SELLER has offered for sale to PURCHASER the Shares at a purchase price of $0.2727 per share (the “Purchase Price”).

WHEREAS, SELLER and PURCHASER have entered into this Agreement for the purchase of the Shares for purposes of PURCHASER  providing working capital to SELLER for the operation of its business through the end of 2008.

WHEREAS, SELLER desires to sell to PURCHASER and PURCHASER desires to purchase from SELLER, the Shares upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the PARTIES hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1

Sale of the Shares. Upon execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER agrees to sell to PURCHASER, and PURCHASER agrees to purchase from SELLER up to 9,167,200 shares of the Company’s Common Stock at the Purchase Price.  Shares shall be sold at various times at PURCHASER’S sole option between the date hereof and through December 31, 2008.  Upon a purchase by PURCHASER, Appendix A hereto shall be updated to reflect the number of Shares purchased by and issued to PURCHASER in connection with such purchase.

1.2

Issuance of the Shares.  As soon as practicable after each purchase of the Shares, SELLER shall issue certificates representing such number of Shares purchased by PURCHASER.

1.3

Consideration and Payment for the Shares.  In consideration for each purchase of the Shares, PURCHASER shall pay a purchase price of $0.2727 per share for a total purchase price of up to Two Million Five Hundred Thousand dollars ($2,500,000) if all Shares are purchased.  The Purchase Price may be paid in cash or check made payable to the Seller.

ARTICLE 2

REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1

SELLER hereby represents and warrants that (each such representation and warranty shall be true at the time of each sale of Shares to PURCHASER):

(a)

The Shares issued and to be issued hereunder have been duly authorized by the appropriate corporate action of the Company and when issued will be fully-paid and non-assessable.

(b)

At the time of purchase by PURCHASER, SELLER shall issue the Shares to PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(c)

As soon as practicable after each purchase by PURCHASER (referred to herein as a “Closing Date”), SELLER shall issue the certificate representing the number of Shares purchased upon each such Closing Date to the PURCHASER.  The certificate representing the Shares which will be issued to PURCHASER shall not be subject to any liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

2.2

PURCHASER represents and warrants to SELLER as follows (each such representation and warranty shall be true at the time of each purchase of Shares by PURCHASER):

(a)

PURCHASER has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by SELLER of the size contemplated.  PURCHASER represents that PURCHASER is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.  PURCHASER has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of the Company’s officers and directors regarding the Company and its business as PURCHASER has deemed appropriate.

(b)

PURCHASER as of the date of this Agreement and upon each Closing Date is and will be an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) and PURCHASER, either alone or with PURCHASER’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by SELLER or any affiliate or selling agent of SELLER, directly or indirectly, has sufficient knowledge and experience in financial and business matters that PURCHASER is capable of evaluating the merits and risks of an investment in the Shares offered by SELLER and of making an informed investment decision with respect thereto and has the capacity to protect PURCHASER’s own interests in connection with PURCHASER’s proposed investment in the Shares.

(c)

PURCHASER is acquiring the Shares solely for PURCHASER’S own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(d)

PURCHASER will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that PURCHASER must bear the economic risk of PURCHASER’S purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(e)

PURCHASER acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144"), that the  Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from the Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(f)

PURCHASER acknowledges and agrees that SELLER makes no other representations or warranties with respect to the Shares or the SELLER.

ARTICLE 3

MISCELLANEOUS

3.1

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2

Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO SELLER:

VidShadow, Inc.

1970 Estelle Lane

Placentia, California 92870

Attn: President

TO PURCHASER:

Vidshadow Partners, Inc.

1560 Sawgrass Corporate Parkway, 4th Floor

Sunrise, FL 33323

Attn: President

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

3.3

Waiver and Amendment.  Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof.  The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

3.4

Choice of Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5

Jurisdiction.  The parties submit to the jurisdiction of the Courts of the County of Los Angeles, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

3.6

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.7

Attorneys' Fees.  Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

3.8

Taxes.  Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment.  Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

SELLER:

VIDSHADOW, INC.

By: /s/ Jordan Hudgens

Jordan Hudgens, CEO

PURCHASER:

VIDSHADOW PARTNERS, INC.

By: /s/ Norman J. Brodeur

Name: Norman J. Brodeur

Title: CEO

APPENDIX A

SCHEDULE OF SALES AND ISSUANCES OF SHARES

Date of Purchase	Number of Shares Purchased	Aggregate Purchase Price
3-18-08	2,603,594	$710,000
4-1-08	275,028	$75,000
4-7-08	183,352	$50,000
4-15-08	220,022	$60,000
5-1-08	458,379	$125,000
5-15-08	275,028	$75,000

Total